UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Wednesday, May 11, 2016, at 11:30 a.m., local time, for the purpose of considering and acting upon the following:

1.	the election of four nominees named in this proxy statement as members of the board of directors of the Company (“the Board”) to serve until the Annual Meeting of Shareholders in 2019;

2.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016; and

3.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  After the meeting, the Company’s officers and directors will be available to answer your questions.  Representatives from EY, the Company’s independent registered public accounting firm, are expected to be in attendance and available to answer your appropriate questions or make a statement if they so desire.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 14, 2016, are entitled to vote at the Annual Meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ JOE NORTON
Joe Norton
Chairman of the Board
Tyler, Texas
March 22, 2016

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 11, 2016:

The Company's Proxy Statement and 2015 Annual Report are available at https://www.southside.com/about/investor-relations/proxy-materials.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2016

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 11, 2016, at 11:30 a.m at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, and at any adjournments thereof, for the purpose of considering and acting upon the following:

1.	the election of four nominees named in this proxy statement as members of the board of directors of the Company (“the Board”) to serve until the Annual Meeting of Shareholders in 2019;

2.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016; and

3.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Annual Report of the Company for the year ended December 31, 2015, including financial statements, are first being sent to shareholders on or about March 31, 2016.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:

•	FOR the election of all the nominees named in this proxy statement as directors; and

•	FOR the ratification of the appointment of EY.
The proxies will use their discretion with respect to voting on any other matters presented for a vote.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.

•
To vote by mail, complete, sign, and return the enclosed proxy card in the envelope provided to: Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, Texas, 77842-9909.

•
To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message. There is NO CHARGE to you for the call.

•	To vote by Internet, access the voting site at www.investorvote.com/SBSI, or scan the Quick Response code with your smartphone and follow the voting instructions set forth on the secure website.
The telephone and Internet procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card. Proxies submitted by telephone or Internet must be recorded by 11:59 p.m. Eastern time on May 10, 2016.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors is not considered a routine matter. Consequently, if you do not give your broker or nominee specific voting instructions with respect to that proposal, your street name shares will be treated as broker non-votes with respect to that proposal (see “Quorum, Voting Rights and Procedures” below).
If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

REVOCABILITY OF PROXY
Your proxy may be revoked prior to the Annual Meeting by providing notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 14, 2016, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2016, there were approximately 24,982,078 shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all proposals brought before the Annual Meeting requires a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of four directors to serve until the 2019 Annual Meeting, requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the four nominees for director who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.
Proposal 2, the ratification of EY as the Company’s independent registered public accounting firm, and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.
EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, shares represented by proxies that are marked “withhold” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.
For Proposal 2 and for any other matter that may properly come before the meeting, express abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals.
For Proposals 1 and 2, and for any other matter that may properly come before the meeting, broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on such proposals.

ELECTION OF DIRECTORS
(PROPOSAL 1)
The Board is classified into three classes, two which are comprised of five directors and one that is comprised of four directors, for a total of 14 directors.  One class of directors is elected each year for a three-year term.  At the Annual Meeting four directors are to be elected for a term of three years.  Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominated other than Lee R. Gibson is independent under NASDAQ listing rules.
The four nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2019 Annual Meeting:
Term Expiring 2019

•	Alton Cade

•	Lee R. Gibson

•	Paul W. Powell

•	Donald W. Thedford

All nominees are currently directors of the Company and its subsidiary, Southside Bank, and all have previously been elected to the Board by shareholders, except for Lee R. Gibson. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of the Company.
The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our nominees for director, our continuing directors and our current executive officers.  Our Board is divided among three classes, with members of each class serving three-year terms.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2019 ANNUAL MEETING	INITIAL ELECTION TO BOARD
ALTON CADE (80) – Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007.  He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960.  In addition, he is the managing partner of a family ranch and investment company.  He has served as an Elder/Trustee of Glenwood Church of Christ since 1977.  Mr. Cade has served on the Board since 2003 and prior to that on the Board of Southside Bank for over ten years.  Mr. Cade’s management and business skills combined with his knowledge of real estate and years of experience on the Board, qualify him to be a member of the Board.
2003
LEE R. GIBSON, CPA (59) – Mr. Gibson has served as President and Chief Financial Officer (“CFO”) of the Company since December 2015.  He has served as an executive and CFO of the Company since 2000.  He is also a director of Southside Bank.  He joined Southside Bank in 1984 and, in addition to being the President and CFO, is responsible for management of the investment portfolio and asset-liability management for the Company.  He currently serves as the President of the Tyler Junior College Foundation and serves on the Board of the Tyler Economic Development Council. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years, and Council of Federal Home Loan Banks for two years. Mr. Gibson has over 30 years of banking experience, has served on the board of Southside Bank since 1999, is a CPA and has extensive financial knowledge which qualify him to be a member of the Board.
2015
PAUL W. POWELL (82) –  Mr. Powell is the former President and Chief Executive Officer (“CEO”) of GuideStone Financial Resources.  He serves as an officer of the Robert M. Rogers Foundation and is a former Chairman of the Board of Trinity Mother Frances Health System.  In addition, he served as President and CEO of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.  Mr. Powell’s leadership skills in several capacities, his knowledge of the health care industry, his CEO experience with the Southern Baptist Annuity Board, combined with his years of experience on the Board, qualify him to be a member of the Board.
1999
DONALD W. THEDFORD (66) – Mr. Thedford has been the owner and President of Don’s TV & Appliance, Inc., a home appliance and electronics store, since 1979.  He is a member of the National Appliance Retail Dealers Association and the Nationwide Marketing Group.  Mr. Thedford serves on the advisory board of the Salvation Army.  Mr. Thedford has previously served on the board of directors of the Tyler Area Chamber of Commerce, Better Business Bureau of East Texas, and Retail Dealers Association. Mr. Thedford’s management and leadership skills running his business for over 35 years combined with his overall knowledge of business and finance, qualify him to be a member of the Board.
2009
DIRECTORS CONTINUING UNTIL THE 2018 ANNUAL MEETING
S. ELAINE ANDERSON, CPA (63) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican Bancorp, Inc. (“OmniAmerican”) from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014 when OmniAmerican was acquired by the Company.  She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January, 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the nation and has 24 acute care and short-stay hospitals that are owned, operated, joint-ventured or affiliated with the healthcare system. Ms. Anderson continues to serve as a consultant to the healthcare system. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers, from 1980 to 1991. She is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system qualify her to be a member of the Board.
2014
HERBERT C. BUIE (85) – Mr. Buie has been CEO of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955.  He serves on the Boards of Directors of the University of Texas Health Science Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, The Salvation Army, Tyler Economic Development Council, the University of Texas at Tyler Foundation and the East Texas State Fair.  Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills.  These skills, combined with his service on numerous boards, including this Board since 1988, qualify him to be a member of the Board.
1988
PATRICIA A. CALLAN (57) – Ms. Callan is a principal of Callan Consulting which has provided sales management, insurance, managed care, and healthcare related consulting services in the Dallas/Fort Worth area since 2001. Formerly she held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014. Ms. Callan's extensive business management and leadership experience qualify her to be a member of the Board.
2014
JOHN R. (BOB) GARRETT (62) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002.  Mr. Garrett is also Vice President of the R. W. Fair Foundation, a member of the Board of Regents of Stephen F. Austin State University and a member of the University of Texas Health Science Center at Tyler Development Board.  He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders.  He is a director of T.B. Butler Publishing, Inc., a member of the board of the Tyler Economic Development Council and Meadows Mental Health Policy Institute.  Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.
2009

JOE NORTON (79) – Mr. Norton owns Norton Equipment Company and is a general partner in Norton Leasing Ltd., LLP.  Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years, until 1989.  He also owned W. D. Norton, Inc. d/b/a Overhead Door, for 16 years, until 2005. Mr. Norton is past Vice Chairman of the Board of Regents, East Texas State University (Texas A&M-Commerce) and serves on the Board of Trustees for All Saints Episcopal School of Tyler.  Mr. Norton brings to our Board an extraordinary understanding of our business, history and organization, as well as management, business and leadership skills.  These skills, combined with serving on this Board since 1988, qualify him to be a member of the Board.
1988
DIRECTORS CONTINUING UNTIL THE 2017 ANNUAL MEETING
LAWRENCE ANDERSON, M.D. (59) – Dr. Anderson has been the medical director of Dermatology Associates of Tyler since 1996 and Oliver Street Dermatology since 2012 and has credentials in surgery, teaching and research.  He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland.  He is the Chairman of the Foundation Board for the University of Texas at Tyler and a published author, with a number of publications, presentations and lectures to his credit.  He is also a director of Southside Bank having served in that capacity since 2010.  Dr. Anderson’s management, leadership skills, and healthcare industry knowledge combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010
SAM DAWSON (68) – Mr. Dawson is CEO of the Company, having served as President from 1998 through December 2015 and CEO effective January 5, 2012.  He joined Southside Bank in 1974 and is currently CEO and a director of Southside Bank.  He is a director of East Texas Medical Center (“ETMC”) Hospital, and ETMC Rehabilitation Hospital and serves on the board of directors of the Tyler Junior College Foundation, and the Development Board of the University of Texas at Tyler.  Mr. Dawson has over 40 years of banking experience and has served on this Board since 1997, all of which qualify him to be a member of the Board.
1997
MELVIN B. LOVELADY, CPA (79) – Mr. Lovelady has a BBA with a major in accounting, has been a licensed CPA since 1967, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000. He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004.  Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres & Co. He is a member of the board of directors of the Tyler Junior College Foundation, the A. W. Riter, Jr. Family Foundation, the Hospice of East Texas Foundation, the East Texas Regional Food Bank Foundation and a Trustee of the R. W. Fair Foundation. Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, including serving on this Board since 2005, all of which qualify him to be a member of the Board.
2005
WILLIAM SHEEHY (75) – Mr. Sheehy retired December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971.  Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement.  Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as real estate.  Within these areas Mr. Sheehy had extensive experience in reorganizations, acquisitions and transactional events.  As part of the banking practice Mr. Sheehy had experience in loan structuring and collection issues.  Mr. Sheehy is a former director of the Texas Association of Bank Counsel.  Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization.  He was a senior partner of a law firm prior to his retirement and has served on this Board since 1983, all of which qualify him to be a member of the Board.
1983
PRESTON L. SMITH (60) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum company, since 1985.  He is an active member of the Independent Petroleum Association of America and served as its Northeast Texas Representative to the Board of Directors from 1999 to 2005.  Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994-2014, is a former President of the Texas Rose Festival Association, is Chairman of the Board of Trinity Mother Frances Health System, is a member of the University of Texas at Tyler (“UT Tyler”) Engineering School Advisory Board and member of the Executive Committee of the UT Tyler Development Board.  Mr. Smith’s management and leadership skills, combined with his knowledge of oil and gas and the health care industry qualify him to be a member of the Board.
2009

EXECUTIVE OFFICERS
PETER M. BOYD (60) – Mr. Boyd currently serves as Senior Executive Vice President of Southside Bank. Mr. Boyd joined Southside Bank in 1998 and is an advisory director of Southside Bank. He is a graduate of the University of Texas at Austin and has over 30 years of commercial lending experience. He is Vice President of the Church Corporation of The Episcopal Diocese of Texas, a Board and Finance Committee member of Camp Allen in Navasota, and an Advisory and Alumni Board member of the Silver Spurs Service Organization at the University of Texas at Austin.

EARL W. (BILL) CLAWATER, III (62) – Mr. Clawater has served as Executive Vice President and Chief Credit Officer of Southside Bank since 2013 and has been employed by Southside Bank in various commercial lending and credit management capacities since 2000. He is also an advisory director of Southside Bank. Mr. Clawater is a graduate of the University of Texas at Austin and has over 35 years of commercial banking and lending experience. He currently serves as a director of the ETMC Hospital and ETMC Rehabilitation Hospital and as a member of the Finance Committee of the Episcopal Diocese of Texas.

BRIAN K. MCCABE (55) – Mr. McCabe has served as Executive Vice President of the Company since 2014. He currently serves as an Executive Vice President and Chief Information Officer of Southside Bank. He is also an advisory director of Southside Bank. He joined Southside Bank in 1983, and since this time has managed different operational and electronic banking areas. Mr. McCabe is a graduate of Stephen F. Austin University, with a degree in Business Data Processing and minor in finance, and the Southwest Graduate School of Banking. He currently serves on the Board of East Texas Lighthouse for the Blind.  Mr. McCabe has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, United Way of Greater Tyler and Smith County American Red Cross.

TIM ALEXANDER (59) – Mr. Alexander currently serves as the Regional President of East Texas having joined Southside Bank in 2005 and is an advisory director of Southside Bank. Mr. Alexander is a graduate of the University of Texas at Austin with over thirty years of commercial lending experience. He currently serves on the Board of Directors for Hospice of East Texas, is a Trustee on the Board of The Great Commission Foundation of the Episcopal Diocese of Texas, and is the Treasurer of the Christ Episcopal Church of Tyler.

TIM CARTER (61) – Mr. Carter currently serves as Regional President, North Texas, having joined Southside Bank as a result of the acquisition of OmniAmerican. In this role, he is responsible for the strategic planning, coordination and implementation of bank operations in the North Texas region. Mr. Carter was President and CEO of OmniAmerican from July 2007 to December 17, 2014. He currently serves on the Board of Texas Wesleyan University, the Fort Worth Promotion and Development Fund, the Federal Home Loan Bank of Dallas, the Safe City Commission, the Texas Christian University Business School International Board of Visitors, the Arlington Chamber of Commerce and is President of the North Texas Leaders and Executives Advocating Diversity (LEAD).

JULIE N. SHAMBURGER, CPA (53) – Ms. Shamburger has served as Executive Vice President and Chief Accounting Officer of the Company and Southside Bank since 2011. Ms. Shamburger joined Southside Bank in 1982 and has over 30 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. She is responsible for regulatory and SEC reporting as well as overseeing the daily accounting practices of the Company and Southside Bank. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. She currently serves on the Audit Committee for the East Texas Area Council of Boy Scouts.

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board of Directors functions in a collaborative fashion that emphasizes active participation by all of its members. Our business is conducted day-to-day by our officers, under the direction of our CEO, Sam Dawson, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Dawson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the people then serving on our Board and chooses the person whom it believes best meets the needs of our company. Based on these factors, in 2014 the Board elected Joe Norton as the Chairman effective January 1, 2015. Mr. Norton has been a board member since 1988 and has served on various board committees for the Company and for Southside Bank which gives him an extensive overall knowledge of the Company. This history also brings a good working relationship with management. Also in 2014, John R. (Bob) Garrett was elected as Vice-Chairman effective January 1, 2015. Mr. Garrett has served on various board committees for the Company and for Southside Bank and has proved to be an integral part of the Board since his election in 2009. Both Mr. Norton and Mr. Garrett are independent directors and serve as ex-officio nonvoting members of the Audit, Nominating, Compensation, Risk and Information Technology, Digital Banking and Innovation Committees.
Board Oversight of Risk
The Company’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Audit and Risk Committees. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes overseeing that the executive team has identified and assessed all the risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units. The Information Technology, Digital Banking and Innovation Committee is responsible for the oversight of technology risk, which includes cybersecurity. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a company-wide basis.
In addition to periodic reports from the Audit Committee and Compensation Committee about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to their area as necessary. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight structure is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.
Independent Directors
The Company’s common stock is listed on the NASDAQ Global Select Market.  NASDAQ listing rules require a majority of our directors be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Messrs. Dawson, Gibson and Hartley are independent directors under the NASDAQ listing rules. All board committees are comprised solely of and chaired by independent directors.
Shareholder Communication with the Board of Directors
The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Ethics
The Company has adopted a Code of Ethics, applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, www.southside.com/about/investor-relations under the topic Governance Documents.  Within the time period required by the Securities and Exchange Commission (“SEC”) and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.
Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline.  This includes an online reporting system as well as a toll-free, 24-hour, seven-day-a-week hotline.  This is a confidential service in which officers and employees can report to an independent company any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and, therefore, encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker. The Company maintains this policy because hedging transactions, which might be considered short-term bets on the movement of the Company’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives. Finally, the Company maintains this policy because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities and the margin sale or foreclosure sale of the Company’s securities during such time could also create the appearance that the person is trading based on inside information.
Board of Directors Meeting Attendance
The Board of Directors and its committees held the following number of meetings during the fiscal year ended December 31, 2015:

Board	18
Audit Committee	19
Nominating Committee	2
Compensation Committee	8
Risk Committee	3
Information Technology, Digital Banking and Innovation Committee	5
During 2015, each of our directors, other than Mr. Hartley, attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2015 Annual Meeting except Dr. Anderson.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.
Southside Bancshares, Inc. Board Committees
The Board of the Company has five standing committees:

•	Audit Committee;

•	Nominating Committee;

•	Compensation Committee;

•	Risk Committee; and

•	Information Technology, Digital Banking and Innovation Committee.
Southside Bank Board Committees
The board of directors of Southside Bank has five standing committees:

•	Executive Committee;

•	Loan/Discount Committee;

•	Trust Committee;

•	Compliance/EDP/CRA Committee; and

•	Investment/Asset-Liability Committee.
These committees were formed to assist the boards of directors of the Company and Southside Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below.

COMMITTEES OF THE COMPANY
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and consists of seven directors, Messrs. Lovelady (Chairman), L. Anderson, Cade, Sheehy, Smith, Thedford and Ms. S. Anderson.  Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing rules and applicable SEC rules.  In addition, the Nominating Committee of the Board has unanimously determined that Mr. Lovelady, a CPA, qualifies as an “audit committee financial expert” as defined by the SEC.  The Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.
The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered public accounting firm, who report directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Audit Committee met nineteen times during 2015.
Audit Committee Charter
The Board has adopted a formal written Audit Committee charter that outlines the purpose of the Audit Committee, sets forth the membership requirements and addresses the key responsibilities of the Audit Committee.  A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Nominating Committee of Southside Bancshares, Inc.
The Nominating Committee is responsible for identifying, screening and nominating candidates for election to the Board.  The Committee is comprised of Messrs. Smith (Chairman), Buie, Cade, Powell and Sheehy, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank.  The Nominating Committee met two times in 2015.
The Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.
The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board. The Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit recommendations for the 2017 Annual Meeting should write to the Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Recommendations must be filed with the Corporate Secretary, on or before December 1, 2016, in order to be included in the proxy statement for the 2017 Annual Meeting.  See “Shareholder Proposals.”  The Nominating Committee is not obligated to nominate any individual for election.  No shareholder recommendations or nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee, Audit Committee, Risk Committee and Information Technology, Digital Banking and Innovation Committee and designating individuals, if any, as an “audit committee financial expert.” These nominations are then submitted to the Board for final approval.
Nominating Committee Charter
The Board has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, sets forth the membership requirements and addresses the key responsibilities of the Nominating Committee.  A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the executive officers of the Company, all of whom are also executive officers of Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the executive officers.  Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
The Compensation Committee consists of Messrs. Thedford (Chairman), L. Anderson, Lovelady, Powell, Sheehy, and Ms. Callan, each of whom is a non-employee, independent director of the Company, as defined by the current NASDAQ listing rules.  The Committee met eight times in 2015.
Compensation Committee Charter
The Board has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, sets forth the membership requirements and addresses the key responsibilities of the Compensation Committee.  A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/about/investor-relations, under the topic Governance Documents.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise wide risk management, compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve the company-wide risk management practices while assisting the board by:

•	Overseeing that the executive team has identified and assessed all the risks the Company faces and has established a risk management infrastructure capable of addressing those risks;

•
Overseeing, in conjunction with other board-level committees or the full-board, if applicable, risks, such as strategic, financial, credit, market liquidity, security, property, information technology, legal, regulatory, reputational and other risks;

•	Overseeing the division of risk-related responsibilities to each board committee as clearly as possible and performing a gap analysis to determine that the oversight of any risks is not missed; and

•	Approving, in conjunction with the full board, the Company’s enterprise wide risk management framework.
The Risk Committee consists of Messrs. Sheehy (Chairman), Thedford and Ms. Anderson, each of whom is an independent director of the Company. The Committee met three times in 2015.
Risk Committee Charter
The Board has adopted a formal written Risk Committee charter that outlines the purpose of the Risk Committee, sets forth the membership requirements, and addresses the key responsibilities of the Risk Committee.
Information Technology, Digital Banking and Innovation Committee of Southside Bancshares, Inc.
The purpose of the Information Technology, Digital Banking and Innovation Committee is to assist the Board in fulfilling its oversight responsibilities with regard to information technology, digital banking and innovation. Specific responsibilities of this committee are:

•	Provide oversight on information technology strategies and subjects related to digital innovation, digital banking strategies and business/information technology;

•	Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/information technology projects and architecture decisions;

•
Review the information technology plan which demonstrates objectives and targets for digital banking, technology innovation and business/information technology risks, proposals and acquisition processes; and

•	Ensure the Company’s digital banking, digital innovation and business/information technology programs effectively support its business objectives and strategies.
The Information Technology, Digital Banking and Innovation Committee consists of Messrs. L. Anderson (Chairman), Smith and Ms. Callan, each of whom is an independent director of the Company. The Committee met five times in 2015.

Information Technology, Digital Banking and Innovation Committee Charter
The Board has adopted a formal written Information Technology, Digital Banking and Innovation Committee charter that outlines the purpose of the Committee, sets forth the meeting requirements, and addresses the key responsibilities of the Committee.

COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the board of directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Messrs. Norton (Chairman), L. Anderson, Buie, Cade, Garrett, Hartley, Lovelady, Powell, Sheehy, Smith and Thedford, who are directors of Southside Bank and the Company but are not officers or employees of either Southside Bank or the Company.  Also serving are Messrs. Dawson and Gibson who are directors and officers of the Company and Southside Bank, and Mr. Clawater who is an officer and an advisory director of Southside Bank.  In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Executive Committee and the Loan/Discount Committee of Southside Bank met weekly to discharge responsibilities of both committees at a combined meeting and met fifty-one times in 2015.
Trust Committee of Southside Bank
The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  The committee is comprised of Messrs. Buie, Cade, Dawson, Lovelady, Powell, Sheehy, Smith and Thedford, directors of the Company and Southside Bank. Dr. John Walker is an advisory director of Southside Bank and serves as an advisory member of the Trust Committee.  Lee Gibson serves as an advisory member and is a director and officer of the Company and Southside Bank.  Doug Bolles (Chairman), Raymond Cozby and Kim Partin, officers of Southside Bank, also serve on this committee.  Brian McCabe, an officer of the Company and Southside Bank, is an advisory member of the Trust Committee. Lonny Uzzell, an advisory director and officer of Southside Bank, is an advisory member of the Trust Committee.  Messrs. Buie, Cade, Lovelady, Powell, Sheehy, Smith, Thedford and Walker are not officers or employees of the Company or Southside Bank.  The Trust Committee met twelve times in 2015.
Compliance, Electronic Data Processing (EDP) and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities.  The Compliance/EDP/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank who are not officers or employees.  Those directors are Messrs. Lovelady (Chairman), Cade, Garrett, Norton, Sheehy and Thedford.  The Compliance/EDP/CRA Committee met twelve times in 2015.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. The members of the committee are Messrs. L. Anderson, Buie, Lovelady and Powell, who are directors of the Company and Southside Bank, Ms. S. Anderson, who is a director of the Company and an advisory member of ALCO, and Hoyt N. Berryman, Jr. who is an advisory director of Southside Bank and an advisory member of ALCO. None of the foregoing individuals are officers or employees of the Company or Southside Bank.  Mr. Dawson, an officer and director of the Company and Southside Bank, serves on the committee with Mr. Gibson (Chairman), director and officer of the Company and Southside Bank. Also serving on the committee are Tim Alexander, Peter Boyd, Bill Clawater, Brian McCabe, and Lonny Uzzell, officers and advisory directors of Southside Bank. Julie Shamburger, an officer of the Company and Southside Bank, is a member of the committee. Suni Davis, Kyle Gibson, Jared Green, Bryan Lentz, and Michael Phea, each officers of Southside Bank also serve on the committee. The Investment/Asset-Liability Committee met twelve times in 2015.

DIRECTOR COMPENSATION

During 2015, the Company paid its Chairman of the Board $10,417 per month and its Vice Chairman of the Board $4,750 for the first five months of 2015 and $8,333 per month for the remainder of the year. The Chairman Emeritus and the Chairman of the Audit Committee were paid $8,333 per month by the Company. During 2015, the Company paid the remaining non-employee directors fees of $4,750 per month other than S. Elaine Anderson and Patricia A. Callan who received $5,250 per month with the exception of April when they received $5,750. In addition, non-employee directors, who are also directors of Southside Bank were paid $500 per regular Southside Bank board meeting. Also during 2015, the Company and Southside Bank paid non-employee directors a bonus of $10,000 and $1,500, respectively.
Sam Dawson, the Company’s CEO, and Lee R. Gibson, the Company's President and CFO, are not included in the table below, as they are officers of the Company, and thus received no compensation for their service as directors of the Company. The compensation received by Mr. Dawson and Mr. Gibson is shown in the Summary Compensation table under Executive Compensation.

2015 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (7)	Total ($)
S. Elaine Anderson (1)	$73,500	$—	$73,500
Herbert C. Buie (2)	75,000	—	75,000
Alton Cade (2)	75,000	—	75,000
Patricia A. Callan (1)	73,500	—	73,500
Pierre de Wet (2)	75,000	—	75,000
John R. (Bob) Garrett (3)	99,583	—	99,583
B. G. Hartley (4)	116,000	14,183	130,183
Melvin B. Lovelady, CPA (5)	118,000	—	118,000
Joe Norton (6)	142,500	—	142,500
Paul W. Powell (2)	75,000		75,000
William Sheehy (2)	75,000	—	75,000
Preston Smith (2)	75,000	—	75,000
Donald W. Thedford (2)	75,000	—	75,000
Lawrence Anderson, M.D. (2)	75,000	—	75,000

(1)	Compensation includes $73,500 for serving as director of the Company.

(2)	Compensation includes $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(3)	Compensation includes $7,500 and $92,083 for serving as director of Southside Bank and the Company, respectively.

(4)	Compensation includes $6,000 and $110,000 for serving as director of Southside Bank and the Company, respectively.

(5)	Compensation includes $8,000 and $110,000 for serving as director of Southside Bank and the Company, respectively.

(6)	Compensation includes $7,500 and $135,000 for serving as director of Southside Bank and the Company, respectively.

(7)	Amounts included in this column for 2015 are as follows:

Hartley
Automobile (a)	$2,954
Club Dues (b)	6,494
Insurance Premiums (c)	4,735
Total	$14,183

(a)	The incremental cost to the Company during 2015 for fuel and maintenance.

(b)	The incremental cost of the Company-provided club dues.

(c)	Mr. Hartley received $4,028 and $590 for Medicare Part B and Medicare Part D insurance premiums, respectively. Mr. Hartley received $117 in Aflac insurance premiums.

Deferred Compensation Agreement with Mr. Hartley
The Company entered into a deferred compensation agreement with Mr. Hartley effective February 13, 1984. Mr. Hartley’s deferred compensation agreement provides that upon a termination of employment by reason of death, retirement or an involuntary termination by the Company other than for cause, he will be entitled to receive $468,412 in a lump sum and $800,000 payable monthly over 15 years, plus an additional $4,000 per month payable until death. Mr. Hartley retired on January 5, 2012, and consistent with his deferred compensation agreement, he began receiving payments in January 2012.
Retirement Agreement with Mr. Hartley
On November 7, 2008, the Company, Southside Bank and Mr. Hartley, entered into a Retirement Agreement. The Retirement Agreement provides that in each of the five years after his “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986), regardless of whether the separation is by reason of retirement, death or otherwise, the Company shall pay Mr. Hartley $250,000 per year, subject to a 5% increase per year after the first year.  The Company shall continue to make payments to Mr. Hartley’s estate or beneficiaries in the event of his death during the five year period.  In addition, Mr. Hartley shall be entitled to participate in all plans, programs, practices and policies maintained by the Company at that time with respect to retirement or termination of employment.
Mr. Hartley retired on January 5, 2012, and in accordance with this agreement, Mr. Hartley began receiving monthly payments on August 1, 2012.
Director Stock Ownership Policy
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, the Company established in February 2014, a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to acquire at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director. The acquisition period is measured using the calendar year. For current directors, the policy requires that they accumulate these shares over the five years beginning on January 1, 2014. For any new directors, their five-year accumulation period will begin on January 1 of the year following their election. To the extent a director is not in compliance with the policy after the five-year accumulation period, any compensation paid to that director must be in the form of stock compensation and the director is required to retain 50% of these stock awards.
The following table shows the stock ownership as of March 14, 2016 of our non-employee directors serving on that date and the percentage of the ownership guideline they have reached.

Director	Number of Shares Held (#)	Stock Held as % of Ownership Guideline
Lawrence Anderson, M.D.	28,923	>100%
S. Elaine Anderson	8,591	>100%
Herbert C. Buie	607,976	>100%
Alton Cade	68,446	>100%
Patricia A. Callan	11,237	>100%
John R. (Bob) Garrett	9,297	>100%
B. G. Hartley	136,481	>100%
Melvin B. Lovelady	19,273	>100%
Joe Norton	225,186	>100%
Paul W. Powell	75,000	>100%
William Sheehy	138,532	>100%
Preston Smith	8,450	>100%
Donald W. Thedford	10,402	>100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of March 14, 2016, for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our executive officers included in our Summary Compensation Table; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence Anderson, M.D. (2)	29,130	*
S. Elaine Anderson (3)	28,232	*
Herbert C. Buie (4)	631,097	2.5
Alton Cade (5)	68,446	*
Patricia A. Callan (6)	11,237	*
Sam Dawson (7)	198,608	*
John R. (Bob) Garrett	9,297	*
B. G. Hartley (8)	141,723	*
Melvin B. Lovelady (9)	19,273	*
Joe Norton (10)	237,798	*
Paul W. Powell	75,000	*
William Sheehy (11)	138,532	*
Preston Smith (12)	9,778	*
Donald W. Thedford	10,402	*
Peter M. Boyd (13)	64,097	*
Earl W. (Bill) Clawater, III (14)	10,714	*
Lee R. Gibson (15)	76,922	*
Brian K. McCabe (16)	34,177	*
BlackRock, Inc. (17)	2,410,253	9.6
All directors and executive officers of the company as a group (21 in total). (18)	4,312,347	17.3
*    Less than 1% of total outstanding shares (24,982,078) as of March 14, 2016.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name.

(2)
Dr. Anderson owns 14,123 shares in an individual retirement account and has sole investment and voting power in these shares. Dr. Anderson also beneficially owns 14,800 shares held by Vida Partnership, LTD of which he is the General Partner. Dr. Anderson is custodian for his daughter for 71 shares and his son for 136 shares, which are included in the total. Dr. Anderson disclaims beneficial ownership of these 207 shares.

(3)
Ms. Anderson has sole voting and investment power with respect to 7,959 shares owned individually. Ms. Anderson owns 632 shares in an individual retirement account and has sole investment and voting power to these shares. Also included in the total are 19,641 shares owned by Ms. Anderson's husband, of which she disclaims all beneficial ownership.

(4)
Mr. Buie has sole voting and investment power with respect to 573,096 shares owned individually.  Mr. Buie owns 34,880 shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 15,378 shares owned by Mr. Buie’s wife, 4,043 shares owned by Mrs. Buie as trustee for their son and 3,700 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 23,121 shares, which are included in the total.

(5)
Mr. Cade has joint voting and investment power with his wife with respect to 29,192 shares and also owns beneficially 33,537 shares held by Cochise Company, Inc., of which he is President.  Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust, which owns 5,717 shares.

(6)	Ms. Callan has sole voting and investment power with respect to 6,555 shares owned individually and 4,682 shares in an individual retirement account.

(7)
Mr. Dawson has sole voting and investment power with his wife with respect to 102,520 shares and has sole voting power, but not investment power, with respect to 20,261 shares owned in the Company’s Employee Stock Ownership Plan (“ESOP”), in which he is 100% vested.  Mr. Dawson owns 24,292 shares in an individual retirement account and has sole voting and investment power in these shares. Also, included in the total are 3,511 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial ownership. Also included in the total are 48,024 shares subject to stock options that are exercisable within 60 days of the record date.

(8)
Mr. Hartley has sole voting and investment power with respect to 136,481 shares owned individually.  Also included in the total are 5,242 shares owned by Mr. Hartley’s wife of which Mr. Hartley disclaims beneficial ownership.

(9)	Mr. Lovelady has joint voting and investment power with his wife with respect to 19,273 shares owned jointly.

(10)
Mr. Norton has sole voting and investment power with respect to 225,186 shares.  Mr. Norton is custodian for his granddaughter for 8,062 shares and his grandson for 4,550 shares, which are included in the total.  Mr. Norton disclaims beneficial ownership of these 12,612 shares.

(11)	Mr. Sheehy has sole voting and investment power with respect to 119,829 shares owned individually and 18,703 shares in an individual retirement account.

(12)
Mr. Smith has sole voting and investment power with respect to 8,450 shares owned individually. Also, included in the total are 1,328 shares owned by Mr. Smith's wife, of which he disclaims all beneficial ownership.

(13)
Mr. Boyd has sole voting and investment power with respect to 591 shares owned individually. He also has sole voting power but not investment power with respect to 1,792 shares owned in the Company's ESOP, in which he is 100% vested. Mr. Boyd owns 4,291 shares in an individual retirement account and has sole voting and investment power in these shares. Included in the total are 46,125 shares owned by Mr. Boyd's wife for which Mrs. Boyd has exclusive voting and dispositive power and Mr. Boyd disclaims beneficial ownership. 40,925 of the shares owned by Mrs. Boyd are held in a brokerage account that has been pledged to secure a line of credit to Mr. and Mrs. Boyd. Also included in the total are 11,298 shares subject to stock options that are exercisable within 60 days of the record date.

(14)
Mr. Clawater has sole voting and investment power with respect to 2,339 shares owned individually and has sole voting power but not investment power with respect to 1,171 shares owned in the Company's ESOP which he is 100% vested. Also included in the total are 7,204 shares subject to stock options that are exercisable within 60 days of the record date.

(15)
Mr. Gibson has sole voting power and investment power with respect to 16,947 shares owned individually.  He also has sole voting power, but not investment power, with respect to 18,667 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns 5,434 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 35,874 shares subject to stock options that are exercisable within 60 days of the record date.

(16)
Mr. McCabe has sole voting and investment power with respect to 13,446 shares owned individually and has sole voting power but not investment power with respect to 8,724 shares owned in the Company's ESOP which he is 100% vested. Mr. McCabe owns 5,575 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 6,432 shares subject to stock options that are exercisable within 60 days of the record date.

(17)
Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole dispositive power over 2,410,253 shares and sole voting power over 2,353,579 shares held as of December 31, 2015.  BlackRock also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one person’s interest is more than five percent of our total outstanding common stock.  The address for BlackRock is 55 East 52nd Street, New York, New York 10022.

(18)	Includes executive officer ownership not listed in table.

COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The board of directors of the Company considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2016 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board of Directors of Southside Bancshares, Inc.

Don Thedford, Chairman	Melvin B. Lovelady
Lawrence Anderson	Paul Powell
Patricia A. Callan	William Sheehy

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2015 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”

•	Sam Dawson - Chief Executive Officer, Director of the Company and Southside Bank;

•	Lee R. Gibson, CPA - President, Chief Financial Officer and Director of the Company and Southside Bank;

•	Peter M. Boyd - Senior Executive Vice President and Advisory Director of Southside Bank;

•	Earl W. (Bill) Clawater, III - Executive Vice President, Chief Credit Officer and Advisory Director of Southside Bank;

•	Brian K. McCabe - Executive Vice President, Chief Information Officer and Advisory Director of Southside Bank.
The Compensation Committee of the Board (“the Committee”) has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and engages outside consultants, as discussed below.  When determining compensation, the Company typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership skills.
During 2015, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
The Committee also reviews and develops recommendations for director compensation, including committee service fees.

Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance, and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The committee also takes into consideration the results of outside examinations and audits.  The committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide the committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  In 2015, the Committee engaged Pearl Meyer & Partners (“PM&P”) to serve as an independent outside consultant to Southside Bancshares, Inc., reporting directly to the Committee. PM&P was engaged to prepare an Executive Compensation Review, dated January 16, 2015, specifically for the Committee.  This Executive Compensation Review was based on a custom peer group selected by PM&P based on asset size, location and performance (the “Compensation Peer Group”).  PM&P provided the Committee a letter with a statement of independence and the procedures they follow to remain independent. The Compensation Peer Group is comprised of sixteen public commercial banks in Texas, Oklahoma, Arkansas, Louisiana, Alabama, Colorado, Georgia, Iowa, Mississippi, South Carolina, Missouri and Tennessee, against which PM&P and the Committee believe the Company competes for talent.  At the time of the study, the Compensation Peer Group assets ranged from $2.2 billion to $7.9 billion with a median asset size of approximately $4.6 billion. The companies comprising the Compensation Peer Group were:

Ameris Bancorp	Independent Bank Group, Inc.
BancFirst Corporation	National Bank Holdings Corporation
First NBC Bank Holding Company	Pinnacle Financial Partners, Inc.
Enterprise Financial Services Corp	Renasant Corporation
First Financial Bankshares, Inc.	ServisFirst Bancshares, Inc.
Great Southern Bancorp, Inc.	Simmons First National Corporation
Heartland Financial USA, Inc.	South State Corporation
Home Bancshares, Inc.	ViewPoint Financial Group, Inc.
During Committee discussions regarding setting NEO compensation for 2015, the Committee referenced the 2015 Executive Compensation Review. The Compensation Peer Group data is used for comparative purposes only. We do not target executive officer pay opportunities at any particular percentile relative to our Compensation Peer Group. The Committee evaluates the NEO's compensation and reviews and discusses performance, job responsibilities and tenure for each NEO position. Based on this review and discussion of each NEO, the Committee determines the NEO's total compensation. There is no pre-established policy or target for the allocation among different types of compensation. In determining the appropriate mix of compensation for 2015, the Committee took into consideration that no equity awards were granted in 2014, and determined that equity-based compensation would be part of its executive officer compensation program for 2015.
2015 In Review
Southside Bancshares, Inc. financial results for 2015 included a return on average shareholders' equity of 10.04% and a return on average assets of 0.90%. Net income for 2015 increased $23.2 million, or 111.2%, to $44 million and diluted earnings per common share increased $0.69, or 66.3%, to $1.73. During 2015, loans increased $250.6 million, and nonperforming assets increased to 0.63% of total assets.

2015 Executive Compensation Components
For the fiscal year ended December 31, 2015, the principal components of compensation for NEOs were:

•	Base salary;

•	Annual incentive program;

•	Discretionary bonus;

•	Long-term equity incentive awards;

•	Retirement benefits;

•	Perquisites and other personal benefits; and

•	Health and welfare benefits.
Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;

•	internal review of the executive’s compensation, both individually and relative to our other officers;

•	overall individual performance of the executive;

•	scope of responsibilities;

•	experience; and

•	tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries were approved by the Committee for 2015 based on the CEO’s recommendations for the other NEOs and company performance.
The salary percentage increases presented in this paragraph include a 12.5% increase for all NEOs, which replaced an annual bonus paid to all legacy Southside Bank employees prior to 2015.  The 12.5% was rolled into each employee’s salary effective January 1, 2015.  After considering all of the relevant factors and the performance of each executive, the Committee decided that Messrs. Dawson and Gibson would receive a 15.7% and an 18.5% increase in base salary for 2015, respectively.
Mr. Boyd received an increase in base salary of 15.7% for 2015.  Mr. Boyd's compensation package represents a guaranteed compensation package for three years (ending December 31, 2015) commensurate to previous compensation in consideration for Mr. Boyd agreeing to relocate from Tyler, Texas to open a new branch for the Company in Austin, Texas.  The guaranteed base salary was to allow Mr. Boyd time to build his loan portfolio in Austin to a level that would allow Mr. Boyd an opportunity after the three year guaranteed period to receive a compensation package with a salary more commensurate to his previous salary, combined with an incentive bonus as a commercial lender commensurate to that which he received in Tyler.
Mr. Clawater and Mr. McCabe received a 29.5% and 37.5% increase in base salary for 2015, respectively.  The additional increase for Mr. Clawater is reflective of additional duties and responsibilities following the acquisition of OmniAmerican.  The additional increase for Mr. McCabe was due to his increased responsibility in the operations area as well as the increased size, complexity and geography of the Company after the acquisition of OmniAmercan.  The increases for Mr. Clawater and Mr. McCabe also account for the Company no longer providing employees with auto allowances.
Annual Incentive Program
Prior to January 2014, the annual cash bonus program was primarily comprised of discretionary cash bonus awards. In December 2013, upon the approval of the Board based on the recommendation of the Compensation Committee, the Company implemented a performance-based annual incentive bonus program, the Annual Incentive Program (“AIP”) to replace approximately 75% of the discretionary cash bonus awards starting January 1, 2014. Any discretionary cash bonus award for the Company's CEO and CFO annually will be based upon the Company's performance and individual contributions. The Compensation Committee may also award cash bonuses to other named executives and senior officers of the Company and the Bank.
Participants in the program for 2015 are Messrs. Dawson and Gibson.  Under the program, Messrs. Dawson and Gibson have a maximum incentive opportunity of 50% and 35% of base salary, respectively.
We believe that a significant amount of our executives’ compensation should be contingent on our performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.

For 2015, the Compensation Committee approved the following performance measures, all of which are weighted equally:

•	Earnings per share (“EPS”) growth (fully-diluted)

•	Loan growth

•	Return on average equity (“ROAE”)

•	Efficiency ratio

•	Non-performing assets (“NPA”) as a percentage of total assets
We believe a focus on these metrics over time will support sustained performance and the long-term creation and preservation of shareholder value return.
Performance measures, goals and weighting are set annually by the Compensation Committee.  In determining the amount of the annual incentive payment, a threshold level of performance is established for each measure.  Participants will earn a cash award based on the amount by which actual performance exceeds the threshold goal as set forth below, up to the set percentage of bonus allocated to each performance measure. In the event the Company's performance is less than the threshold with respect to a particular performance measure, no incentive compensation is payable for that particular measure.

Performance Measure	Weighting	Threshold	Award for Achieving Performance Over Threshold

EPS Growth (Fully-Diluted)	20%	5.0%	2.5% for each 1% above the threshold
Loan Growth	20%	5.0%	2% for each 1% above the threshold
ROAE	20%	8.0%	2.5% for each 1% above the threshold
Efficiency Ratio	20%	60.0%	2% for each 1% below the threshold
NPAs / Assets	20%	0.35%	1.5% for each 0.01% below the threshold
The following table presents the actual performance results for 2015 compared to the thresholds for the performance measures and the resulting Annual Incentive Program percentage earned for 2015.

Performance Measure	Weighting	Threshold	Award for Achieving Performance Above or Below Threshold	2014 Result	2015 Result	2015 Growth	Compared to Threshold	Award	Maximum Award Weighting
EPS Growth (Fully-Diluted)	20%	5.0%	2.5% for each 1% above the threshold	$1.04	$1.73	66.35%	61.35%	153.37%	20.00%
Loan Growth	20%	5.0%	2% for each 1% above the threshold	$2,181,133	$2,431,753	11.49%	6.49%	12.98%	12.98%
ROAE	20%	8.0%	2.5% for each 1% above the threshold		10.04%		2.04%	5.10%	5.10%
Efficiency Ratio	20%	60.0%	2% for each 1% below the threshold		59.32%		0.68%	1.36%	1.36%
NPAs / Assets	20%	0.35%	1.5% for each 0.01% below the threshold		0.63%		(0.28)%	0.00%	0.00%
Annual Incentive Earned (Percentage of Target Award)									39.44%
For 2016, the Committee made the following changes to the AIP.  Due to Mr. Gibson being promoted to President, the maximum incentive opportunity for Mr. Gibson is now 40% of his of base salary, an increase from 35%.  In addition, the ROAE threshold was increased to 10.0% from 8.0% and the NPAs/Assets threshold has been increased to 0.50% from 0.35%.
Discretionary Bonus
The board from time to time may determine that it’s appropriate to pay an NEO a discretionary bonus, not as an incentive or linked to performance numbers, but as a reward rather than a motivator. Mr. Dawson and Mr. Gibson received discretionary bonuses for 2015 in the amounts of $50,000 and $40,000, respectively for their individual contributions, leadership and performance during 2015 related to the integration of OmniAmerican, merger related goals and retention of key personnel. Mr. Clawater and Mr. McCabe received $35,000 and $45,000, respectively, for their individual roles in integrating OmniAmerican as well as assisting in the achievement of merger related goals.
Long-Term Equity Incentive Awards
The Southside Bancshares, Inc. 2009 Incentive Plan provides for the grant of equity awards to our employees, officers or directors.  The primary purpose of the 2009 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.  During 2010, the Compensation Committee approved a long-term equity program that provides for the grant of equity consistent with the directives in the 2009 Incentive Plan.  The Committee engaged the services of PM&P to assist in guiding the Committee as to what is comparable and customary related to long-term equity programs.  The Plan outlines the type of incentive awards to be granted under the 2009 Incentive Plan and establishes proposed amounts for participants, subject to final approval by the Committee.  We believe these awards align executive performance and achievement with shareholder interests.

Our NEOs were awarded long-term equity awards in 2011, 2012, 2013 and 2015 with a value equal to a specified percentage of their base salaries. For 2015, the percentages were as follows: Mr. Dawson, 50%; Mr. Gibson, 40%; Mr. Boyd, 25%; Mr. Clawater, 25%; and Mr. McCabe, 25%.  These awards were granted with a grant date fair value of 50% in the form of stock options and 50% in the form of restricted stock units (“RSUs”). Details of the equity awards granted to the NEOs are set forth in the Outstanding Equity Awards at 2015 Fiscal Year-End table on page 23.  We anticipate grants being awarded during the fourth quarter of 2016.
Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect as of the time the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
Chief Financial Officer	2x Base Salary
Other Executive Officers	One-half Base Salary
The CEO and CFO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other executive officers are strongly encouraged to comply with the policy within seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including restricted stock and shares held in the Company’s 401(k) Plan and Employee Stock Ownership Plan, shares held in an IRA, and shares beneficially owned through a trust) and outstanding restricted stock units, but excluding shares underlying unexercised stock options.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.
The following table shows for each NEO the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

Name	Stock Ownership at March 14, 2016	Stock Held as a % of Ownership Requirement
Sam Dawson	153,781	>100%
Lee R. Gibson	45,726	>100%
Peter M. Boyd	9,908	>100%
Earl W. (Bill) Clawater, III	5,519	>100%
Brian K. McCabe	29,414	>100%
Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide longer-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) plan (the “401(k) Plan”), a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has entered into deferred compensation agreements with each of the NEOs that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.
The Company has also entered into split dollar agreements with Mr. Dawson, Gibson and Boyd which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the summary compensation table in this Proxy Statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  The Committee did not review perquisites during 2015, and there were no changes in the types of perquisites provided in 2015.  Perquisites provided to NEOs during 2015 were Company paid club dues for each NEO, and for Mr. Dawson and Mr. Gibson a Company provided automobile.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a salary requirement, is a bank provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Severance
The Company entered into Employee Agreements with Mr. Dawson and Mr. Gibson in October 2007, and Mr. McCabe in November 2008.  The Board determined that it was in the best interest of the Company to retain the services and encourage the continued attention and dedication of Messrs. Dawson, Gibson and McCabe to their assigned duties.  The severance and change in control termination amounts were negotiated based on these NEOs' tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of the terms of the Employment Agreements, please see the discussion on page 22.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  The committee intends to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2015, 2014 and 2013.  This information relates to compensation paid to the NEO's by Southside Bank, as the Company does not directly pay compensation to the NEOs.

2015 SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value ($) (6)	All Other Compensation ($) (8)	Total ($)
Sam Dawson – Chief Executive Officer and Director of the Company and Southside Bank.	2015	$563,000	$50,000	$140,754	$140,751	$111,026	$127,382	$14,800	$1,147,713
	2014	486,524	48,470	—	—	154,356	1,787,646	88,039	2,565,035
	2013	461,700	177,712	115,426	115,426	—	5,616	13,354	889,234
Lee R. Gibson, CPA – President, Chief Financial Officer and Director of the Company and Southside Bank.	2015	$493,325	$40,000	$98,673	$98,664	$68,100	$14,562	$8,626	$821,950
	2014	416,392	56,483	—	—	99,194	875,431	75,897	1,523,397
	2013	395,250	149,375	79,005	78,997	—	—	11,023	713,650
Peter M. Boyd – Senior Executive Vice President, and Advisory Director of Southside Bank.	2015	$435,510	$—	$53,513	$53,499	$—	$124,373	$13,330	$680,225
	2014	369,766	36,183	—	—	—	428,055	36,657	870,661
	2013	342,050	42,725	42,718	42,728	—	46,759	37,448	554,428
Earl W. (Bill) Clawater, III – Executive Vice President, Chief Credit Officer and Advisory Director of Southside Bank. (7)	2015	$265,000	$35,000	$33,128	$33,124	$—	$91,304	$7,833	$465,389
	2014	204,615	50,385	—	—	—	213,073	27,011	495,084
Brian K. McCabe – Executive Vice President of the Company and Southside Bank, Chief Information Officer and Advisory Director of Southside Bank. (7)	2015	$228,385	$45,000	$28,111	$28,125	$—	$56,322	$6,065	$392,008
	2014	163,692	46,308	—	—	—	283,033	18,031	511,064

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan and payments for unused paid time off.

(2)	Reflects a special year-end (discretionary) bonus to NEOs.

(3)	Reflects the aggregate grant date fair value of restricted stock units determined in accordance with FASB ASC Topic 718.

(4)
Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

(5)	See discussion under “Annual Incentive Program” above for more information regarding the calculation of performance portion of bonus.

(6)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Mr. Dawson – $57,070; Mr. Gibson – $10,710; Mr. Boyd – $26,841; Mr. Clawater – $63,759; and Mr. McCabe – $45,266. The change in pension value for the NEOs under the Restoration Plan were as follows: Mr. Dawson – $70,312; Mr. Gibson – $3,852;Mr. Boyd – $97,532; Mr. Clawater – $27,545; and Mr. McCabe – $11,056.  Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(7)	Mr. Clawater and Mr. McCabe were designated as executive officers of the Company on June 19, 2014.

(8)	Amounts included in this column for 2015 are as follows:

	Dawson	Gibson	Boyd	Clawater	McCabe
Company Provided Automobile (a)	$3,823	$3,258	$—	$—	$—
Club Dues (b)	10,977	5,368	13,330	7,833	6,065
Total	$14,800	$8,626	$13,330	$7,833	$6,065

(a)	Mr. Dawson and Mr. Gibson have use of a Company-provided automobile. The incremental cost to the Company during 2015 included the fuel, maintenance costs and insurance.

(b)	The incremental cost of Company-provided club dues to the NEOs.

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2015.

2015 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)
Sam Dawson		—	—	281,500
	6/18/2015				4,937			140,754
	6/18/2015					25,179	28.51	140,751
Lee R. Gibson		—	—	172,664
	6/18/2015				3,461			98,673
	6/18/2015					17,650	28.51	98,664
Peter M. Boyd	6/18/2015				1,877			53,513
	6/18/2015					8,615	28.51	53,499
Earl W. (Bill) Clawater, III	6/18/2015				1,162			33,128
	6/18/2015					5,334	28.51	33,124
Brian K. McCabe	6/18/2015				986			28,111
	6/18/2015					4,529	28.51	28,125

(1)
Represents threshold, target, and maximum payout levels for 2015 performance under the 2015 Annual Incentive Program. For more information regarding the 2015 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”

(2)
Reflects restricted stock units (RSUs) granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  The RSUs granted to Messrs. Dawson and Gibson vest annually in three equal installments and for Messrs. Boyd, Clawater and McCabe vest annually in four equal installments, all beginning on June 18, 2016, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects stock options granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  The stock options granted to Messrs. Dawson and Gibson vest annually in three equal installments and those granted to Messrs. Boyd, Clawater and McCabe vest annually in four equal installments, all beginning on June 18, 2016, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor does not assume or otherwise equitably convert the awards.

(4)	The closing price of the Company's common stock per share on June 18, 2015, the grant date.

(5)
Grant date fair value of the RSUs is calculated using the closing stock price on the date of grant. Grant date fair value of the stock options is based on the Black-Scholes option-pricing model.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Employment Agreements
The Company maintains employment agreements with Sam Dawson, Lee R. Gibson, and Brian K. McCabe, (the “Employment Agreements”). The Employment Agreements with Mr. Dawson and Mr. Gibson were entered into as of October 22, 2007 and initially extended through October 22, 2010, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  The agreements are now in effect until October 22, 2018. The Employment Agreement with Mr. McCabe was entered into as of November 17, 2008 and initially extended through November 17, 2011, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until November 17, 2018.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle Messrs. Dawson, Gibson and McCabe to receive an annual incentive payment of not less than 12.5% of base salary.  The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle Messrs. Dawson, Gibson and McCabe to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  Finally, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of Messrs. Dawson, Gibson and McCabe.
The Employment Agreements also provide Messrs. Dawson, Gibson and McCabe with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control” beginning on page 26 of this proxy statement.

Split Dollar Agreements
In 2004, the Company entered into split dollar agreements with Messrs. Dawson, Gibson, and Boyd.  The agreements provide that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives’ lives.  The agreements provide the executives with the right to designate the beneficiaries of the death benefits guaranteed in each agreement.  The agreements originally provided for death benefits of an initial aggregate amount of $1.8 million for the NEOs.  The individual amounts are increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5% for Messrs. Dawson and Gibson, and 3% for Mr. Boyd.  As of December 31, 2015, the expected death benefits totaled $2.9 million under these agreements.  The agreements also state that after the executive’s retirement date, the Company will pay an annual gross-up bonus to the executive in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.  The expense associated with the post retirement liability was $28,000 for the year ended December 31, 2015.

The table below sets forth information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (1)	Market Value of Shares or Units of Stock that have not vested ($) (2)
Sam Dawson	6/9/2011	16,132	—	$15.79	6/9/2021	—	$—
	8/2/2012	22,038	—	18.09	8/2/2022	—	—
	12/5/2013	9,854	4,927	24.62	12/5/2023	1,670	40,113
	6/18/2015	—	25,179	28.51	6/18/2025	5,038	121,013
Lee R. Gibson	6/9/2011	14,045	—	15.79	6/9/2021	—	—
	8/2/2012	15,085	—	18.09	8/2/2022	—	—
	12/5/2013	6,744	3,372	24.62	12/5/2023	1,146	27,527
	6/18/2015	—	17,650	28.51	6/18/2025	3,532	84,839
Peter M. Boyd	6/9/2011	4,815	—	15.79	6/9/2021	—	—
	8/2/2012	3,737	1,246	18.09	8/2/2022	389	9,344
	12/5/2013	2,746	2,745	24.62	12/5/2023	929	22,315
	6/18/2015	—	8,615	28.51	6/18/2025	1,916	46,022
Earl W. (Bill) Clawater, III	6/9/2011	2,834	—	15.79	6/9/2021	—	—
	8/2/2012	2,803	934	18.09	8/2/2022	295	7,086
	12/5/2013	1,567	1,567	24.62	12/5/2023	529	12,707
	6/18/2015	—	5,334	28.51	6/18/2025	1,185	28,464
Brian K. McCabe	6/9/2011	2,944	—	15.79	6/9/2021	—	—
	8/2/2012	2,243	748	18.09	8/2/2022	240	5,765
	12/5/2013	1,245	1,245	24.62	12/5/2023	423	10,160
	6/18/2015	—	4,529	28.51	6/18/2025	1,006	24,164

(1)
The options and RSUs were granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  All options granted are for 10-year terms with an exercise price equal to the fair market value on the NASDAQ on the date of grant.  The options and RSUs granted to Messrs. Dawson and Gibson vest annually in three equal installments and for Mr. Boyd, Clawater and McCabe vest annually in four equal installments, all beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)	Reflects the value calculated by multiplying the number of shares underlying the RSUs by $24.02, which was the closing price of our common stock on December 31, 2015.

2015 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2015 for each of the NEOs.

	Stock Options		Stock Awards RSU
Name	Option Shares Acquired on Exercise	Option Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Sam Dawson	—	$—	4,025	$109,712
Lee R. Gibson, CPA	—	—	2,705	73,729
Peter M. Boyd	—	—	1,282	35,285
Earl W. (Bill) Clawater, III	—	—	807	22,200
Brian K. McCabe	—	—	703	19,370
	—	$—	9,522	$260,296

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Value realized represents the fair market value of the shares on the vesting date.

2015 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2015 to each of the NEOs, under each of the Pension Plan, Restoration Plan and deferred compensation agreements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Sam Dawson	Pension Plan	41.5	$2,871,618	$—
	Restoration Plan	41.5	3,537,948	—
	Deferred Compensation Agreement	N/A	408,883	—
Lee R. Gibson, CPA	Pension Plan	31.417	$1,424,370	$—
	Restoration Plan	31.417	2,064,524	—
	Deferred Compensation Agreement	N/A	230,759	—
Peter M. Boyd	Pension Plan	17.083	$819,786	$—
	Restoration Plan	17.083	681,576	—
	Deferred Compensation Agreement	N/A	141,548	—
Earl W. (Bill) Clawater, III	Pension Plan	15.083	$700,985	$—
	Restoration Plan	15.083	60,400	—
	Deferred Compensation Agreement	N/A	172,196	—
Brian K. McCabe	Pension Plan	32.583	$1,002,551	$—
	Restoration Plan	32.583	11,056	—
	Deferred Compensation Agreement	N/A	84,134	—
Pension Plan
The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan by new employees was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the plan.  All participants in the Plan are fully vested.  All NEOs employed by the Company at December 31, 2015 were participants in the Plan.  Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan.  All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan.  None of the NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2015, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).
FASB ASC Topic 715 Discount Rate as of 12/31/14    4.14%
FASB ASC Topic 715 Discount Rate as of 12/31/15    4.56%
Expected Retirement Age            65
Post-Retirement Mortality    RP - 2015 Mortality Table for males and females projected 14 years beyond the measurement date using an improvement scale MP-2015 (static)
Pre-Retirement Mortality, Disability or Turnover    None
Form of Payment
•Qualified Retirement Plan        10-Year Certain & Life Annuity
•Nonqualified Restoration Plan        10-Year Certain & Life Annuity
For a further discussion of the FASB ASC Topic 715 assumptions, please see Note 11 to our consolidated financial statements on Form 10-K, filed with the SEC on March 8, 2016.

Restoration Plan
The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2015, for example, the ceiling was $265,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Messrs. Dawson and Gibson, are entitled to receive $500,000 and $400,000, respectively, and Messrs. Boyd, Clawater and McCabe, $300,000 each, payable monthly over 10 years, if the executive remains in the employment of Southside Bank until his retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a Change in Control (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a Change in Control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a Change in Control, a termination by the executive for “good reason” shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.
Potential Payments Upon Termination or Change in Control
The following discussion summarizes the compensation benefits payable to Messrs. Dawson, Gibson, Boyd, Clawater and McCabe, in the event of a termination of their employment under various circumstances, assuming that a termination of employment occurred on December 31, 2015.
Upon termination of their employment, Messrs. Dawson, Gibson, Boyd, Clawater, and McCabe would receive compensation and benefits for which they had already vested.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan.  In addition, Messrs. Dawson, Gibson, Boyd, Clawater and McCabe would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under their deferred compensation agreements; as disclosed and described above in the 2015 Pension Benefits table.
Employment Agreements
In addition, the Company has employment agreements with Messrs. Dawson, Gibson and McCabe, which govern the terms of each executive’s payments and benefits upon termination or Change in Control, as summarized below.
Termination by the executive except for Good Reason; termination by the Company with Cause.  If an executive terminates his employment without Good Reason (as defined in the Employment Agreements) or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Termination by the executive for Good Reason; termination by the Company without Cause.  If an executive terminates his employment for Good Reason or the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	his accrued salary;

•	accrued pay in lieu of unused vacation; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).
Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination due to death or Disability.  If an executive’s employment is terminated due to death or Disability (as defined in the Employment Agreements), he (or his estate) will receive accrued salary and Other Benefits.

Change in Control.  If an executive’s employment is terminated due to a Change in Control, he will be entitled to the same payments and benefits as if he had been terminated without Cause.  However, instead of the severance payment described above, the severance payment will be calculated as follows:
(a) if the termination occurs more than six (6) months prior to a Change of Control or more than two (2) years after the occurrence of a Change of Control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or
(b) if the termination occurs within six months prior or within two years after the occurrence of a Change of Control, the severance payment shall be the product of 2.99 for Messrs. Dawson and Gibson and 2.0 for Mr. McCabe times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
Restrictive Covenants.  The Employment Agreements contain confidentiality provisions and subject Messrs. Dawson and Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period and Mr. McCabe for a six-month period following termination of employment.
Reduction in Certain Benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
The following table quantifies the payments payable to Messrs. Dawson, Gibson and McCabe pursuant to their employment agreements in the event their employment is terminated without “Cause for Good Reason,” or in connection with a “Change in Control,” and assumes a termination date of December 31, 2015.

	Salary at a Multiple of 2.99	Salary at a Multiple of 2.0	Bonus	Additional Payment	Accrued Pay in Lieu of Unused Paid Time Off	Equity Acceleration	Total
By the executive for good reason or by the Company without cause
Dawson	1,582,570		—	10,000	—	424,578	2,017,148
Gibson	1,386,716		—	10,000	9,487	317,410	1,723,613
McCabe		648,493	—	10,000	—	82,055	740,548
Termination in connection with a change in control scenario (a) above
Dawson		1,126,000	380,538	—	—	424,578	1,931,116
Gibson		986,650	305,052	—	9,487	317,410	1,618,599
McCabe		450,000	85,933	—	—	82,055	617,988
Termination in connection with a change in control scenario (b) above
Dawson	1,683,370		568,904	—	—	424,578	2,676,852
Gibson	1,475,042		456,053	—	9,487	317,410	2,257,992
McCabe		450,000	85,933	—	—	82,055	617,988
Split Dollar Agreements
Under the terms of the split dollar agreements with Messrs. Dawson, Gibson, and Boyd, upon a termination of employment by reason of death, disability (as defined in the split dollar agreements), or retirement at or after age 65, or a termination following a change in control (as defined in the split dollar agreements), payment of the specified death benefits under the split dollar agreements would be triggered.  If the executive’s employment is terminated for Cause (as defined in the split dollar agreements), he will forfeit benefits under the split dollar agreements.
The following table quantifies the death benefit payable to the beneficiaries of Messrs. Dawson, Gibson, and Boyd pursuant to their split dollar agreements in the event their employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2015.

Reason for Termination	Dawson	Gibson	Boyd
Death benefit while still employed by the Company at time of death	$1,283,000	$1,197,000	$443,000
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$1,126,000	$987,000	$856,000

EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2015 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	816,010 (1)	$23.79 (2)	427,289 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	816,010	$23.79	427,289

(1)	Reflects stock options and restricted stock units outstanding under the Company's 2009 Incentive Plan.

(2)	Reflects weighted-average exercise price of 746,596 stock options outstanding.

(3)	Reflects shares available for issuance pursuant to the grant or exercise of awards (including full-value stock awards) under the Company’s 2009 Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2015, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2015:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The board of directors reviews and discusses each potential transaction with a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove the transaction.  Directors or executive officers who are interested in a particular transaction do not vote on the transaction with respect to which they are interested.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the board of directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the board of directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the board of directors.  The Company expects similar transactions to occur in the future with its executive officers and directors as well as directors and officers of Southside Bank.  In addition, Jane Hartley Coker, the daughter of B. G. Hartley, is employed by Southside Bank and received compensation of $298,025 in 2015. Mrs. Coker's compensation includes a change in pension value of $11,048. Trent Dawson, son of Sam Dawson, is employed by Southside Bank and received compensation of $180,191 in 2015. Richard K. Gibson, son of Lee R. Gibson, is employed by Southside Bank and received compensation of $138,445 in 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2015 all Section 16(a) filing requirements were complied with on a timely basis.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2015 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, Ernst & Young LLP (“EY”), which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Auditing Standard No. 16, as adopted by the PCAOB, other standards of the PCAOB, rules of the SEC, and other applicable regulations.
The Audit Committee has received the written disclosures and the letter from EY in accordance with applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with EY that firm’s independence.
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors of Southside Bancshares, Inc.

Melvin B. Lovelady, CPA, Chairman	William Sheehy
S. Elaine Anderson	Preston Smith
Lawrence Anderson	Donald W. Thedford
Alton Cade

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2015 and has been selected by the Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2016.

Independent Registered Public Accounting Firm Fees

The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2015 and 2014, to EY, the Company’s independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2015	2014
Audit Fees (a)	$711,000	$883,780
Audit Related Fees (b)	29,160	274,327
Tax Fees	344,264	196,161
Total Fees (c)	$1,084,424	$1,354,268

(a)	Includes fees of $232,500 for the Company's acquisition of OmniAmerican for the year ended December 31, 2014.

(b)	Includes fees of $216,327 for due diligence associated with the acquisition of OmniAmerican for the year ended December 31, 2014.

(c)	The above fees exclude out-of-pocket reimbursed travel expenses of $15,000 and $20,057 for the years ended December 31, 2015 and 2014, respectively.

Auditor Fees Pre-Approval Policy

The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently EY.  The Policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit and non-audit services provided by EY during 2015.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

The Audit Committee of the Board has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  EY has served as the Company’s independent registered public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as what we believe is a matter of good corporate practice.  If the shareholders do not ratify the appointment of EY, then the appointment of an independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2016.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2015, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website: www.southside.com/about/investor-relations, under the topic Documents.

SHAREHOLDER PROPOSALS

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2017 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before December 1, 2016.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2017 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2017 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2017 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than January 11, 2017 and no later than February 10, 2017.

For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2017 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 10, 2017 and we advise shareholders in the 2017 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before February 10, 2017.

HOUSEHOLDING

The Securities and Exchange Commission rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of the duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Corporate Secretary.

GENERAL

The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ JOE NORTON
Joe Norton
Chairman of the Board
Tyler, Texas
March 22, 2016

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1.	Election of Directors

		For	Withhold			For	Withhold
01 -	Alton Cade	☐	☐	02 -	Lee R. Gibson	☐	☐

03 -	Paul W. Powell	☐	☐	04 -	Donald W. Thedford	☐	☐

		For	Against	Abstain
2.	Ratify the appointment by our Audit Committee of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the year ended December 31, 2016.	☐	☐	☐

B	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.		Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Annual Meeting will be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Wednesday, May 11, 2016, 11:30 a.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 11, 2016. The Company's Proxy Statement and Annual Report are available at https://www.southside.com/about/investor-relations/proxy-materials.

Lawrence Anderson, M.D., S. Elaine Anderson, Herbert C. Buie, Patricia A. Callan, John R. (Bob) Garrett, Melvin B. Lovelady, Joe Norton, William Sheehy, and Preston L. Smith or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on May 11, 2016 or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)